CONSENT OF ERNST & YOUNG LLP, INDEPENDENT REGISTERED PUBLIC
                                 ACCOUNTING FIRM

We consent to the references to our firm under the captions "Financial Highlights" in the Prospectuses and "Independent Registered Public Accounting Firm" and "Financial Statements" in the Statements of Additional Information, and to the incorporation by reference in this Registration Statement (Form N-1A) (Post-Effective Amendment No. 71 to File No. 033-59692; Amendment No. 71 to File No. 811-07584) of our reports dated May 23, 2007 on the financial statements and financial highlights of Rydex Series Funds included in the 2007 Annual Reports to shareholders.

                                                               ERNST & YOUNG LLP
Philadelphia, Pennsylvania
July 25, 2007